Exhibit 10.36A

November 15, 2007

Michael N. Garin
49 Moore Road
Bronxville, NY 10708

Re: Amendment of Employment Agreement

Dear Michael:

This letter, when countersigned by you, will amend certain terms of your employment agreement dated March 30, 2004, as amended on July, 28, 2006 (the "Agreement") with CME Development Corporation (the "Company").  Capitalized terms used in this letter and not otherwise defined herein shall have the meanings set forth in the Agreement.

The Agreement is hereby amended as follows:

A.           The second sentence of paragraph 2 of the Agreement is hereby deleted, and the following is substituted in its place:

With effect from October 17, 2007 through January 31, 2010, your annual base salary for your duties performed in the United States and elsewhere outside the United Kingdom will be $975,000 and your annual base salary for your duties performed in the United Kingdom will be $225,000, all of the foregoing payable in accordance with the Company's payroll practices.

B.           Paragraph 5 of the Agreement is hereby deleted, and the following is substituted in its place:

For the year ending December 31, 2007, you will be eligible to receive an incentive bonus with a targeted amount equal to your aggregate annual base salary paid to you in 2007 for your duties performed in the United States and in the United Kingdom.  One-half of any such annual incentive bonus shall be based upon achievement of reasonable quantitative performance criteria established by the Board and one-half of any such bonus shall be based upon subjective criteria established by the Board.

C.           A further section is added to the end of paragraph 5 of the Agreement as follows:

From January 1, 2008, you shall be entitled to earn an annual incentive bonus equal to Euro 846,000  (“Bonus”) and additional bonus equal to Euro 423,000 (the “Additional Bonus”), as provided below.  The Bonus shall be payable in the event that Actual EBITDA in respect of any financial year of CME Ltd. is equal to Target EBITDA. The Additional Bonus shall be payable in the event that Actual EBITDA is at least 105% of Target EBITDA in respect of such financial year.  For purposes hereof, “Target EBITDA” and “Actual EBITDA” shall be calculated as follows:

Target EBITDA = Eb – Cb, where

Eb  = Segment EBITDA for broadcast operations set forth in the annual budget of CME Ltd. approved by the Board for the financial year to which such Bonus or Additional Bonus relates (the “Applicable Budget”), and

Cb  = corporate operating costs (excluding stock-based compensation) set forth in the Applicable Budget;

Actual EBITDA = Er – Cr – S, where

Er  = aggregate EBITDA for broadcast operations for each Segment (as defined in the Applicable Budget) in respect of the financial year to which the Bonus or Additional Bonus relates, calculated on the basis of exchange rates used in determining such Applicable Budget,

Cr = corporate operating costs (excluding stock-based compensation) set forth in the Annual Report on Form 10-K of CME Ltd. for such financial year, and

S = the amount equal to Segment EBITDA for non-broadcast operations set forth in the Applicable Budget minus aggregate EBITDA for non-broadcast operations for each Segment (as defined in the Applicable Budget) in respect of the financial year to which such Bonus or Additional Bonus relates, calculated on the basis of exchange rates used in determining such Applicable Budget, provided such amount is a positive number.

No Bonus or Additional Bonus shall be payable prior to the date on which CME Ltd. publishes its Annual Report on Form 10-K for the financial year to which such Bonus or Additional Bonus relates.

D.            The final proviso of paragraph 6 of the Agreement is deleted, and the following is substituted in its place:

; and provided further, however, that such travel expenses also may include (i) reasonable and appropriate travel expenses incurred for your companion (or spouse, if you are married) accompanying you on business travel on behalf of the Company and (ii) expenses of up to $100,000 incurred by you (but not your spouse) in any financial year on an executive jet service used for business travel to the television stations of CME Ltd. (or a pro rated amount in respect of the 2007 financial year).

Except as expressly set forth in this letter, the terms of the Agreement are unchanged, remain in full force and effect and are hereby ratified and affirmed by the parties hereto.

Very truly yours,

CME DEVELOPMENT CORPORATION

By:	/s/ Wallace Macmillan
Name: Wallace Macmillan
Title: Director

Accepted and Agreed to as of
this 15 day of November, 2007:

/s/ Michael Garin
MICHAEL N. GARIN